Exhibit 4.9


                    FIRST AMENDMENT TO AMENDED AND RESTATED
                       364-DAY REVOLVING CREDIT AGREEMENT
                       ----------------------------------

         THIS AMENDMENT (herein so called) is entered into as of February 7, 2003, among COMCAST CABLE COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), COMCAST CORPORATION (formerly known as AT&T Comcast Corporation), a Pennsylvania corporation ("Parent"), the Lenders party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

         Borrower, Parent, Lenders and Administrative Agent are party to the 364-Day Revolving Credit Agreement dated as of May 7, 2002, as amended and restated by the Amended and Restated 364-Day Revolving Credit Agreement effective as of November 18, 2002 (the "Credit Agreement"), and have agreed, upon the following terms and conditions, to amend the Credit Agreement in certain respects. Accordingly, for valuable and acknowledged consideration, Borrower, Parent, Lenders and Administrative Agent agree as follows:

         1. Terms and References.
            --------------------
      Unless otherwise stated in this Amendment, (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to "Sections" are to the Credit Agreement's sections.

         2. Amendments.
     `      -----------
                  (a) Section 6.01(a) is amended to read in its entirety as follows:

                           "As soon as  available,  but in any event  within 105
                  days (in the case of clause (i) below) or 120 days (in the case of clause (ii) below) after the end of each fiscal year of Parent ending after the Effective Date, consolidated balance sheets as at the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year, of (i) Parent and its consolidated Subsidiaries and (ii) the Restricted Group, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to Administrative Agent;"

                  (b) Section 6.01(b) is amended to read in its entirety as follows:

                           "As soon as  available,  but in any  event  within 60
                  days after the end of each of the first three fiscal quarters of each fiscal year of Parent ending after the Effective Date, consolidated balance sheets as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Parent's fiscal year then ended, of (i) Parent and its consolidated Subsidiaries and (ii) the Restricted Group, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its consolidated Subsidiaries or of the Restricted Group,

     -------------------------------
     1   Conformed to reflect signatures


                                        First Amendement to Amended and Restated
                                             364-Day Revolving Credit Agreement
                                             ----------------------------------
                  as applicable, in accordance with GAAP, subject only to pro forma adjustments and normal year-end audit adjustments, except for the financial statements of the Restricted Group, which will be in accordance with GAAP except for the exclusion of the Unrestricted Subsidiaries; and"

         3. Conditions  Precedent to Effectiveness of Amendment.
            ---------------------------------------------------
This Amendment shall not be effective until Administrative Agent receives counterparts of this Amendment executed by Borrower, Parent, Required Lenders and Administrative Agent.

         4. Representations.
            ----------------
Borrower represents and warrants to Lenders that as of the date of this Amendment, no Default or Event of Default has occurred and is continuing.

         5. Effect of Amendment.
            -------------------
This Amendment is a Loan Document. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         6. Expenses.
            --------
Borrower shall pay all reasonable fees and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent's counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents.

         7.  Miscellaneous.
             -------------
Unless stated otherwise herein, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions shall not be construed in interpreting provisions of this Amendment, (c) this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document and (f) this Amendment and the Credit Agreement, as amended by this Amendment, constitute the entire agreement and understanding among the parties hereto and supercede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         8. Parties.
            -------
This Amendment binds and inures to the benefit of Borrower, Parent, Administrative Agent, Lenders and their respective permitted successors and assigns.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

                             2          First Amendement to Amended and Restated
                                              364-Day Revolving Credit Agreement
                                              ----------------------------------

         Signature Page to that certain First Amendment to Amended and Restated 364-Day Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, Comcast Corporation (f/k/a AT&T Comcast Corporation), as Parent, certain Lenders party thereto, and Bank of America, N.A., as Administrative Agent.


COMCAST CABLE COMMUNICATIONS,            CREDIT SUISSE FIRST BOSTON, as a Lender
INC., as Borrower


By:      /s/ Kenneth Mikalauskas            By:      /s/ SoVonna Day Goins
         -----------------------                     ----------------------
         Kenneth Mikalauskas                         SoVonna Day Goins
         Vice President - Finance                    Vice President

                                            By:      /s/ Doreen B. Welch
                                                     -------------------
                                                     Doreen B. Welch
COMCAST CORPORATION (f/k/a AT&T                      Associate
Comcast Corporation), as Parent


By:      /s/ Kenneth Mikalauskas           BARCLAYS BANK PLC, as a Lender
         -----------------------
         Kenneth Mikalauskas
         Vice President - Finance
                                           By:      /s/ L. Peter Yetman
                                                    -------------------
                                                    L. Peter Yetman
                                                    Director
BANK OF AMERICA, N.A., as
Administrative Agent and as a Lender

                                           DEUTSCHE BANK AG NEW YORK BRANCH,
                                           as a Lender
By:      /s/ Todd Shipley
         ----------------
         Todd Shipley
         Managing Director                 By:      /s/ William W. McGinty
                                                    ----------------------
                                                    William W. McGinty
                                                    Director

JPMORGAN CHASE BANK, as a Lender           By:      /s/ Christopher S. Hall
                                                    -----------------------
                                                    Christopher S. Hall
                                                    Managing Director
By:      /s/ Tracey Navin Ewing
         ----------------------
         Tracey Navin Ewing
         Vice President
                                           CITIBANK, N.A., as a Lender


                                           By:      /s/ Julio Ojea Quintana
                                                    -----------------------
                                                    Julio Ojea Quintana
                                                    Director


           Signature Page to First Amendment to Amended and Restated
                       364-Day Revolving Credit Agreement

         Signature Page to that certain First Amendment to Amended and Restated 364-Day Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, Comcast Corporation (f/k/a AT&T Comcast Corporation), as Parent, certain Lenders party thereto, and Bank of America, N.A., as Administrative Agent.



WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Lender                 LLOYDS TSB BANK PLC, as a Lender


By:      /s/ Patrick D. Finn             By:      /s/ Windsor R. Davies
         -------------------                      ---------------------
         Patrick D. Finn                          Windsor R. Davies
         Managing Director                        Director



MIZUHO CORPORATE BANK LTD., as a         MERRILL LYNCH CAPITAL
Lender                                   CORPORATION, as a Lender


By:      /s/ Raymond Ventura             By:      /s/ Nancy E. Meadows
         -------------------                      --------------------
         Raymond Ventura                          Nancy E. Meadows
         Senior Vice President                    Assistant Vice President



FLEET NATIONAL BANK, as a Lender         U.S. BANK NATIONAL ASSOCIATION, as a
                                         Lender

By:      /s/ Michael D. Elwell
         ---------------------           By:      /s/ Jaycee Earll
         Michael D. Elwell                        ---------------
         Vice President                           Jaycee Earll
                                                  Assistant Vice President


THE BANK OF NOVA SCOTIA, as a Lender


By:      /s/ Brenda S. Insull
         --------------------
         Brenda S. Insull
         Authorized Signatory



SUNTRUST BANK, as a Lender


By:      /s/ Jeffrey Hauser
         ------------------
         Jeffrey Hauser
         Director



           Signature Page to First Amendment to Amended and Restated
                       364-Day Revolving Credit Agreement